September 8, 1998



VIA FACSIMILE (508) 325-8959

Mr. Jerry Gelula
Maran Marketing Company, Inc.
535 East 86th Street
New York, NY 10028

            Re: BioShield Technologies, Inc. ("BioShield" or the "Company")

Dear Jerry:

This will confirm our discussion and conversations concerning the Company's consulting with Maran Marketing.

BioShield Technologies, Inc. has hired Maran Marketing ("MM") on a quarter-to-quarter basis at a rate of $7,500 per month for the first quarter (for the months of September, October, and November) and thereafter if renewed prior to the end of such quarter (beginning not sooner than December 1, 1998) the rate shall be increased to $12,500 per month. You, as the President of Maran Marketing, and your employees have no authority to act as employee, officer, or director of the Company.

Services to be rendered by MM are for the creation of sales and manufacturing relationships in the OEM and I&I markets. Either party may terminate this agreement upon ninety (90) days notice. Commission will be paid to MM for all sales approved in advance by BioShield in its sole discretion as follows:

         (A)      10%  commission  on  all  revenues  actually  received  by the
                  Company from sales of concentrate for as long as MM coordinates and handles said account, initiated and signed by MM on behalf of BioShield.


         (B) Licensing Fees actually received from clients brought directly through the efforts of MM to BioShield will be paid on a commission basis as followed in accordance with a Lehman Formula (i.e., 5% of the first 1,000,000; 4% of 2nd; 3% of 3rd to 1% of 5th).

         (C) Any one time, up front marketing rights or fees actually received by BioShield from clients contracted by MM on behalf of BioShield will also be paid in accordance with the Lehman Formula as stated in item (B).

Mr. Mr. Jerry Gelula
Maran Marketing Company, Inc.
September 8, 1998
Page 2


This agreement is to be intended as a performance based marketing and sales agreement between MM and BioShield Technologies, Inc. All expenses are to be approved in advance prior to preceding with travel, etc. Maran Marketing will make itself available at least eighty (80) hours per month and for travel as agreed upon. This memorandum constitutes the complete understanding between the parties regarding any and all business dealings and supercedes any past communications, both verbal and written.



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Timothy C. Moses, President/CEO



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Jerome D. Gelula  Maran Marketing Company, Inc.